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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                -------------

                                  FORM 8-K

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported): December 19, 2005

                       FARMSTEAD TELEPHONE GROUP, INC.
           (Exact name of registrant as specified in its charter)


          Delaware                  0-15938             06-1205743
(State or other jurisdiction      (Commission         (IRS Employer
     of incorporation)            File Number)      Identification No.)


         22 Prestige Park Circle, East Hartford, CT      06108-3728
          (Address of principal executive offices)       (Zip Code)


     Registrant's telephone number, including area code: (860) 610-6000


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       (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE
OR STANDARD; TRANSFER OF LISTING.

      On November 14, 2005, Farmstead Telephone Group, Inc. (the "Company") announced that it had received notice from the American Stock Exchange (the "AMEX") that the Company no longer complies with the AMEX's continued listing standards as set forth in Section 1003 (a) (ii) of the AMEX Company Guide (the "Company Guide") , and that its securities are, therefore, subject to being delisted from the AMEX. The Company was previously granted an eighteen month period to regain compliance with this standard, and such compliance period ended as of November 7, 2005.

      The Company subsequently appealed this determination and on December 14, 2005 participated in a formal hearing before an appointed Listing Qualifications Panel (the "Panel"). On December 19, 2005, the Company received written notice from the AMEX that the Panel had affirmed the earlier determination to delist the common stock of the Company. The notice cited that the Company was as of November 7, 2005, and continues to be, not in compliance with (1) Section 1003(a)(i) of the Company Guide as its stockholders' equity was less than $2 million and it had sustained losses from continuing operations and/or net losses in two of its three most recent fiscal years; and (2) Section 1003(a)(ii) of the Company Guide as its stockholders' equity was less than $4 million and it had sustained losses from continuing operations and/or net losses in three of its four most recent fiscal years.

      According to the AMEX notice, the Company may request that the full Committee on Securities (the "Committee") review the decision of the Panel. The request for review must be made in writing and received by the AMEX within 15 calendar days from December 19, 2005. A request for review by the Committee, however, will not operate as a stay of the Panel's decision, and accordingly the AMEX can, in its discretion, suspend trading in the Company's common stock as soon as practicable in accordance with Section 1204(d) of the Company Guide and file an application with the Securities and Exchange Commission to strike the Company's common stock from listing and registration on the Exchange when and if authorized in accordance with the Company Guide.

      The Company does not currently intend to request a further appeal before the Committee, and it intends to seek quotation of its securities on the OTC Bulletin Board (the "OTCBB"). The Company has reached an agreement with a brokerage firm to represent the Company as a Market Maker, and an application has been filed with the NASD to list the Company's common stock on the OTCBB. The Company expects to be listed by December 30, 2005. The AMEX has indicated to the Company that it will work with the Company to provide an orderly transition to the OTCBB.

      On December 23, 2005 the Company issued a press release to announce this event. A copy of the press release is attached as Exhibit 99.1.


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ITEM 9. 01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

      99.1 Press release issued by Farmstead Telephone Group, Inc. dated December 23, 2005.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FARMSTEAD TELEPHONE GROUP, INC.

                                          By: /s/ Robert G. LaVigne
                                             --------------------------
                                             Robert G. LaVigne
                                             Executive Vice President &
                                             Chief Financial Officer


Date:  December 23, 2005


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